                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PAC RIM HOLDING CORPORATIION
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 10, 1996


To the Stockholders of Pac Rim Holding Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Pac Rim Holding Corporation, a Delaware corporation (the "Company"), which will be held at the Company's headquarters, 6200 Canoga Avenue, Woodland Hills, California, at 10:00 a.m., California time, on July 10, 1996, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     1. To elect a board of five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

     2. To ratify the selection of Arthur Andersen LLP as the Company's independent public auditors for the 1996 fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Common Stock at the close of business on May 31, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

     THE MEETING IS BEING HELD PURSUANT TO THE PROVISIONS OF SECTION 211 OF THE DELAWARE GENERAL CORPORATION LAW. THAT STATUTE PROVIDES, IN PART, THAT THERE SHALL BE NO MINIMUM QUORUM REQUIRED FOR THE ELECTION OF DIRECTORS. CONSEQUENTLY, THE MEETING WILL NOT BE ADJOURNED, AS TO THE ELECTION OF DIRECTORS, REGARDLESS OF WHETHER A QUORUM OF STOCKHOLDERS IS PRESENT, IN PERSON OR BY PROXY.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Myrtle Solomon
                                        Secretary



Woodland Hills, California
June 14, 1996

                          PAC RIM HOLDING CORPORATION
                               6200 Canoga Avenue
                     Woodland Hills, California 91367-2402
                                 (818) 226-6200

                               _________________

                                PROXY STATEMENT
                               _________________


     This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Pac Rim Holding Corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on May 31, 1996 (the "Record Date") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters, 6200 Canoga Avenue, Woodland Hills, California, at 10:00 a.m., California time, on July 10, 1996, and adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. This Proxy Statement is first being mailed to the Company's stockholders on approximately June 17, 1996. The principal executive offices of the Company are located at 6200 Canoga Avenue, Woodland Hills, California 91367-2402.

                MATTERS FOR CONSIDERATION AT THE ANNUAL MEETING

     At the Annual Meeting, holders of shares of Common Stock will be asked to consider and to vote upon the following matters:

     1. To elect a board of five directors to serve until the next Annual Meeting of the Company's stockholders and until their successors have been elected and qualify;

     2. To ratify the selection of Arthur Andersen LLP as the Company's independent public auditors for the 1996 fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL FIVE NOMINEE-DIRECTORS SPECIFIED HEREIN.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph, or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Annual Meeting will be voted FOR the election of all five of the nominee-directors specified here, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     The Annual Meeting is being held pursuant to Section 211 of the Delaware General Corporation Law. See "Common Stock Ownership." Pursuant to that statute, no quorum will be required for the election of directors and the Annual Meeting will not be adjourned, as to the election of directors, regardless of whether a quorum is present.

     Under the Company's Bylaws and Delaware law, shares represented by proxies that reflect abstentions of "broker non-votes" (i.e., shares held by a broker or nominee, which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have the same effect as votes against a proposal, other than for election of directors, where the five individuals with the highest number of votes shall be elected. (Subject to designation of three members of the Board of Directors to be elected to the Board as designated by the holders of the Company's Series A Convertible Debentures). Broker non-votes will be treated as unvoted for purposes of determining approval of other proposals and will not be counted as votes for or against such proposal.

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has a right to revoke it at any time by either (a) a later-dated proxy, (b) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person.

                             COMMON STOCK OWNERSHIP

     The Company has outstanding only Common Stock, of which 9,528,200 shares were outstanding as of the close of business on May 31, 1996 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Each share of Common Stock is entitled to one vote.

     Representation at the Annual Meeting by the holders of a majority of the outstanding Common Stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

     The following table sets forth the only persons known to the Company to be the beneficial owners, as of May 31, 1996, of more than 5% of the Company's Common Stock.

                                      Number of Shares           Percent of
Name and Address of Stockholder       Beneficially Owned (2)      Class (3)
- - -------------------------------       ----------------------     ----------

Richard H. Pickup (1)                     2,468,550(4)               25.91
500 Newport Center Drive, Suite 550
Newport Beach, CA 92660
__________

(1)  Mr. Pickup is a director of the Company.

(2) Except as otherwise indicated, the Company assumes that each named person has the sole voting and investment power with respect to his shares.

(3) Percent of class is based on 9,528,200 shares of Common Stock outstanding on May 31, 1996.

(4) Share ownership as represented to the Company by Mr. Pickup. On March 29, 1996, Mr. Pickup filed an Amendment to Statement on Schedule 13D with the Securities and Exchange Commission with respect to his beneficial ownership and control of shares of Common Stock of the Company.

     During the period July 1, 1995 through May 31, 1996, Mr. Pickup increased his beneficial share ownership by 362,500 shares, or 3.80% of the total class.

     Mr. Pickup, in addition to the beneficial ownership and control of common stock of the Company as reported in an Amendment to Statement of Schedule 13D as filed with the Securities and Exchange Commission does, in addition, control PRAC, Ltd., which entity holds a majority interest in the Series A Convertible Debentures, issued by the Company. Pursuant to certain rights granted to PRAC, Ltd. as Debenture Holder, Mr. Pickup may indirectly designate the election of up to three directors seated on the Company's five person Board of Directors. Mr. Pickup may therefore effectively seat a majority of the Company's Board of Directors by exercising rights held by PRAC, Ltd. under the Series A Convertible Debentures, or by voting common stock of the Company beneficially owned or controlled by Mr. Pickup for one or more other directors.

     The Convertible Debenture Agreement also provided for the issuance to the Investor of detachable warrants (the "Warrants") to acquire 1,500,000 shares of the Company's Common Stock at an exercise price of $2.50 per share (the "Series 1 Warrants"), 1,500,000 shares at an exercise price of $3.00 per share (the "Series 2 Warrants"), and 800,000 shares at an exercise price of $3.50 per share (the "Series 3 Warrants"). The Warrants expire on August 16, 1999, and the exercise price of the Warrants is subject to downward adjustment in the event of adverse development in the Company's December 31, 1994 loss and allocated loss adjustment expense reserves related to the 1993 and 1994 accident years, measured as of June 30, 1996. Under the terms of the Debenture Agreement, the maximum adverse development that would impact the exercise price of the Warrants is $20,000,000. In the event that the adverse development of reserves for those periods exceeds $20,000,000, the exercise price of the Series 1 Warrants would be reduced to $0.01, and the exercise price of the Series 2 Warrants would be reduced to $1.39 per share.

     The Company knows of no arrangements, including any pledges by any person of its securities, the operation of which may at a subsequent date result in a change in control of the Company.

     The following table sets forth certain information regarding the shares of the Company's Common stock beneficially owned as of May 31, 1996 by all directors, nominees, executive officers identified in the Summary Compensation Table below, and all principal officers of the Company's subsidiary and executive officers and directors of the Company as a group. Except as noted, each person listed has sole voting and investment powers as to shares beneficially owned by such person (other than shares subject to options).


                                      Number of Shares                   Percent of
  Name                              Beneficially Owned (1)                Class (2)
  ----                              ----------------------               -----------
Stanley Braun                             470,071(3)                        4.82
Dennis J. Aigner                            6,500                              *
Timothy R. Busch                          255,500(8)(13)                    2.62
Dennis W. Harwood                         113,500(9)                        1.18
Richard H. Pickup                      11,714,005(10)(11)(14)              62.40
Carl A. Strunk                            211,500(8)                        2.17
Paul W. Craig                              51,000(4)                           *
Sandra L. Richards                         45,400(5)                           *
Ronald J. Tonani                           50,000(6)                           *
All officers and directors
  as a group (9 persons)               12,917,476(7)(12)(10)               65.74
- - ----------

(1) Numbers of shares beneficially owned includes shares subject to options held by the individual or group, as applicable, which are exercisable within 60 days of May 31, 1996.

(2) Percent of class for each person and all executive officers and directors as a group is based on shares of Common Stock outstanding on May 31, 1996 plus shares subject to options held by the individual or the group, as applicable, which are exercisable within 60 days of such date. Ownership of less than one percent is indicated by an asterisk.

(3) Includes 225,000 shares covered by options that are currently exercisable. Does not include 375,000 shares covered by options that are not currently, and will not within the next 60 days be, exercisable.

(4) Includes options to purchase 50,000 shares granted under the Company's 1988 Stock Option Plan ("1988 Plan").

(5) Includes options to purchase 35,000 shares granted under the 1988 Plan and 10,000 shares granted under the Company's 1987 Stock Option Plan (the "1987 Plan").

(6) Includes options to purchase 10,000 shares granted under the 1988 Plan and 30,000 shares granted under the Company's 1987 Plan.

(7)  Includes options to purchase 360,000 shares.

(8)  Includes Series 3 Warrants to purchase 205,500 shares at $3.50 per share.

(9)  Includes Series 3 Warrants to purchase 103,500 shares at $3.50 per share.

(10) Includes 6,545,455 shares upon conversion of debenture.

(11) Includes Series 1 Warrants to purchase 1,350,000 shares at $2.50 per share and Series 2 Warrants to purchase 1,350,000 shares at $3.00 per share, provided by the Debenture Agreement.

(12) Includes Series 1, 2 and 3 Warrants to purchase 3,420,000 shares.

(13) All shares attributable to Mr. Busch are in the Lenawee Trust.

(14) 1,421,550 shares attributable to Mr. Pickup are owned by Dito-Devcar Corporation which is controlled 100% by Mr. Pickup, 896,000 shares attributable to Mr. Pickup are owned by Dito Caree L.P. Holding which is controlled 100% by Mr. Pickup, 92,000 shares attributable to Mr. Pickup are owned by The Pickup Family Trust, 29,000 shares attributable to Mr. Pickup are owned by Richard H. Pickup Trustee TMP Charitable Unitrust, and 30,000 shares attributable to Mr. Pickup are owned by Richard H. Pickup Trustee DRP Charitable Unitrust.

                      NOMINATION AND ELECTION OF DIRECTORS

          The Company's directors are to be elected at each Annual Meeting of shareholders for a term of one (1) year and until their successors are elected
and qualified.   The Company's Bylaws provide that the Board of Directors may fix the number of directors, which at the present time is set at a minimum of five (5) and a maximum of seven (7) directors. By action of the Board of Directors, as authorized by the Company's Bylaws, the number of directors to be
elected by the Company at its 1996 annual meeting has been set at five (5).   At
May 31, 1996, there are six (6) directors; however, Dr. Dennis Aigner has decided not to stand for re-election as a director at the annual shareholders meeting in 1996, at the end of his current term. The Board of Directors of the Company has elected to nominate a slate of five (5) directors to be elected at the July 10, 1996 Annual Meeting, for a term of one (1) year and until their successors are elected and qualified.

          At this Annual Meeting, five directors are to be elected. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by Management of the Company. The five nominated directors were elected as directors at the August 15, 1995 Annual Meeting of Stockholders of the Company.

          The Company's charter provides that the Company's stockholders may invoke "cumulative voting" in the election of directors. Cumulative voting entitles a stockholder to cast as many votes for one nominee as is equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder, or to distribute such stockholders's total votes on the same principle between two or more nominees. Cumulative voting generally enhances the ability of minority stockholders to obtain representation on a Company's board of directors. Shares represented by proxies will be voted equally for all nominee directors.

          Under the provisions of the Investment Purchase Agreement approved at the August 15, 1994 Annual Meeting of Shareholders and the Class A Convertible Debentures ("Debentures") issued on August 16, 1994, the holder of the Debentures (which holders are PRAC, Ltd. and Allstate Insurance) have the right to designate three director nominees who will be elected to the five person Board at any election of Directors. The holders of the Debenture have designated as their nominees to be elected at the 1996 election of directors, Mr. Timothy R. Busch, Mr. Dennis W. Harwood, and Mr. Richard H. Pickup.

          Therefore, five nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify, provided Messrs. Busch, Harwood, and Pickup are among the five highest nominee directors receiving votes. In the event, however, that any of the Debenture holders' designees, Messrs. Busch, Harwood, or Pickup shall not otherwise receive sufficient votes to be elected to the Board of Directors, then under the provisions of the Debentures those individuals shall be deemed elected to the Board, and the two nominee-directors other than Messrs. Busch, Harwood, and Pickup who shall receive the highest number of votes cast at the Annual Meeting will be elected as the Company's Board to complete the five person Board of Directors.

          The following table sets forth certain information concerning the directors of the Company, Pac Rim Holding Corporation, and its insurance subsidiary, The Pacific Rim Assurance Company ("Pacific Rim Assurance"):

  Director                Age          Principal Occupation
  --------                ---          --------------------
Stanley Braun             59           Director, President and Chief Executive Officer of the Company;
                                       Chairman of the Board of Directors, President and Chief
                                       Executive officer of Pacific Rim Assurance

Dennis J. Aigner          58           Director of the Company and Pacific Rim Assurance; University
                                       Professor

Timothy R. Busch          41           Interim Chairman of the Board of Directors of the Company;
                                       Director of Pacific Rim Assurance; Attorney

Dennis W. Harwood         57           Director of the Company and Pacific Rim Assurance; Attorney

Richard H. Pickup         62           Director of the Company and Pacific Rim Assurance; Private
                                       investor

Carl A. Strunk            58           Director of the Company and Pacific Rim Assurance; Executive
                                       Vice President and Chief Financial Officer of a title insurance company

Richards D. Barger        67           Director of Pacific Rim Assurance and advisor to the Board of
                                       Directors of the Company; Attorney

Don A. Salyer             58           Director of Pacific Rim Assurance and advisor to the Board of
                                       Directors of the Company; Managing Director of a reinsurance intermediary

__________

Mr. Braun, the founder of the Company, has been President and Chief Executive
- - ---------
Officer of the Company since its formation in 1987. He has been Chairman of the Board of Pacific Rim Assurance, the Company's insurance subsidiary, since inception. From 1984 until February 1987, Mr. Braun occupied senior management positions with Fairmont Insurance Company, a California workers' compensation insurance company, and served as its President and Chief Executive Officer from 1986 until 1987, when the company was acquired by Transamerica Insurance Group, Inc.

Mr. Aigner has served as a director of the Company and of Pacific Rim Assurance
- - ----------
since August 1994. Mr. Aigner is Professor of Management and Economics and Dean of the Graduate School of Management at the University of California, Irvine, where he has been a professor since 1988. Prior to his appointment at University of California, Irvine, Mr. Aigner was Professor of Economics and Chairman of the Department of Economics at the University of Southern California in Los Angeles, where he taught since 1976. Mr. Aigner received his undergraduate and doctorate degrees in Agricultural Economics from UC Berkeley, and a masters degree in Applied Statistics from the same institution.

Mr. Busch has been a director of the Company and of Pacific Rim Assurance since
- - ---------
August 1994. Mr. Busch is an attorney and President/Chief Executive Officer and Secretary of Timothy R. Busch, a Professional Corporation, a California corporation doing business as The Busch Firm. Mr. Busch has served in that capacity for more than six years. Mr. Busch is the President/Chief Executive Officer of T.R. Busch Realty Corporation, a licensed real estate corporation. T.R. Busch Realty Corporation serves as the general partner of European Hotel Investors II, a California limited partnership, which operates a 215 room hotel located in Los Angeles, California. A voluntary petition pursuant to Chapter 11 of the Bankruptcy Code was filed by T.R. Busch Realty Corporation on February 22, 1994. A Plan of Reorganization was filed, and T.R. Busch Realty successfully exited bankruptcy with the Plan of Reorganization, effective February 20, 1995. It has been operating outside of bankruptcy since that date. Mr. Busch is also the President/CEO of TRB Management, Inc., a California corporation. TRB Management, Inc. serves as the sole general partner of Mercado del Sol Investors Limited Partners, an Arizona limited partnership. Mercado del Sol Limited Partnership owned and operated a 46,000 square foot commercial retail shopping center located in Sun City, Arizona. Mercado del Sol Investors Limited Partnership filed a voluntary petition pursuant to Chapter 11 of the Bankruptcy Code on August 12, 1993. The matter was completed in March 1995, through a successful reorganization with the primary lender, in which the lender took back the property and released TRB Management from any further liability. Mr. Busch's law firm has represented and does represent Mr. Pickup in various matters.

Mr. Harwood has served as a director of the Company and of Pacific Rim Assurance
- - -----------
since August 1994. Mr. Harwood is an attorney and since March 1990 has been a partner in the law firm of Barger & Wolen. That firm has served and does serve as counsel to Mr. Pickup and the Company. Prior to March 1990, Mr. Harwood was a partner in the law firm of Harwood, Adkinson and Meindl.

Mr. Pickup has been a director of the Company and of Pacific Rim Assurance since
- - ----------
August 1994. Mr. Pickup is and for the past six years has been a private investor based in Newport Beach, California. Mr. Pickup is a Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment banking firm that co-managed the Company's initial public offering in 1991.

Mr. Strunk has served as a director of the Company and of Pacific Rim Assurance
- - ----------
since April 1994. Mr. Strunk has been Executive Vice President and Chief Financial Officer of Fidelity National Financial, Inc., a company engaged in title insurance and related services, shares of which are listed on the New York Stock Exchange, since March 1992. Prior to joining Fidelity National Financial, Inc., Mr. Strunk was a certified public accountant. Mr. Strunk also currently serves as a director of Micro General Corporation.

Mr. Barger has served as a director of the Company's insurance subsidiary,
- - ----------
Pacific Rim Assurance, and advisor to the Board of Directors of the Company since August 1995. Mr. Barger was admitted to the Bar in 1954 and is a Senior Partner in the law firm of Barger and Wolen. Mr. Barger served as Insurance Commissioner for the State of California from 1968 through 1972. Mr. Barger was co-founder of Lawyers' Mutual Insurance Company.

Mr. Salyer has served as a director of the Company's insurance subsidiary,
- - ----------
Pacific Rim Assurance, and advisor to the Board of Directors of the Company since August 1995. Mr. Salyer joined Guy Carpenter & Company Inc., a reinsurance firm, in 1978 and is currently a Managing Director. Previously, Mr. Salyer had management responsibilities with the CNA Companies for sixteen years.

MEETINGS AND COMMITTEES

          There were 11 meetings of the Board of Directors of the Company during fiscal year 1995. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during such period, except for Mr. Aigner, who attended 60% of the meetings.

          The Board of Directors currently has an Executive Committee consisting of Messrs. Aigner, Braun, and Busch; an Executive Compensation Committee consisting of Messrs. Aigner, Busch and Harwood; an Audit Committee consisting of Messrs. Strunk, Barger and Salyer; an Investment Committee consisting of Messrs. Pickup, Braun, and Strunk; and a Long-Term Strategy Committee consisting of Messrs. Busch, Strunk, Braun, and Aigner. The Executive Committee may exercise all of the powers of the Board that may be delegable to a committee of the Board of Directors under Delaware law while the Board is not in session.
The Executive Compensation Committee reviews the performance of the executive officers and makes recommendations to the Board with respect to the compensation of executive officers. The Audit Committee oversees management's discharge of its financial reporting responsibilities and recommends appointment of the Company's independent public auditors. To insure independence, the independent public auditors meet with the Audit Committee with and without the presence of
management representatives.   The Investment Committee oversees the Company's
investment portfolio. The Audit Committee, the Executive Compensation Committee, and Investment Committee met 4, 1 and 1 times respectively, in 1995. The Executive Committee, and the Long-Term Strategy Committee did not meet in 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


          The following table sets forth information concerning compensation of the chief executive officer and the four most highly compensated other executives of the Company for each of the last three completed fiscal years:


                                                                               Long-Term
                                   Annual Compensation                         Compensation(1)
                         ----------------------------------------------        ---------------
                                                       Other Annual
Name and                                          -------------------------
Principal Position       Year        Salary      Bonus      Compensation(2)    Stock Option Grants
- - ------------------       ----        ------      -----      ---------------    --------------------
Stanley Braun            1995       $400,000    $100,000        $152,901                  -0-
President & CEO          1994        400,000         -0-         164,905              500,000
                         1993        400,000         -0-         182,252                  -0-

Paul W. Craig            1995       $172,308    $ 10,000        $  6,000                  -0-
Executive Vice           1994        160,000         -0-           6,250                  -0-
President & CFO          1993        160,000         -0-           6,000                  -0-

Sandra L. Richards       1995       $129,231    $ 10,000        $  6,000                  -0-
Senior Vice              1994        120,000         -0-           6,250                  -0-
President                1993        120,000         -0-           6,000                  -0-

David B. Chatfield(3)    1995       $128,125         -0-        $  6,000               15,000
General Counsel          1994         31,250         -0-           1,500                  -0-

Ronald J. Tonani         1995       $111,539    $ 10,000        $  6,000                  -0-
Senior Vice              1994        100,000         -0-           6,250                  -0-
President                1993        100,000         -0-           6,000                  -0-
- - ------------------

(1) Other long-term compensation data is not presented in the summary compensation table because the Company has no such existing plans, although the Executive Compensation Committee of the Company and its subsidiary is undertaking studies, which may result in implementation of incentive bonus and long-term compensation plans.

(2) Except with respect to Mr. Braun, the amounts set forth in the summary compensation table as other annual compensation represent automobile allowances paid by the Company as compensation for business use of personal vehicles. The amounts set forth in the summary compensation table as other annual compensation for Mr. Braun in 1995 include payments to Mr. Braun of 140% of the interest payable by Mr. Braun to the Company on a loan made by the Company to Mr. Braun, the amount of which was $63,000, or 41% of all other annual compensation to Mr. Braun for 1995; an automobile and the services of a driver, the amount of which was $49,666, or 32% of all other annual compensation to Mr. Braun for 1995; premiums for disability insurance for Mr. Braun, the amount of which was $11,700, or 8% of all other annual compensation payable to Mr. Braun for 1995; and certain other executive benefits, including an income tax preparation allowance, country club memberships and executive health, life and disability insurance benefits.

(3) Mr. Chatfield joined Pacific Rim Assurance, the insurance subsidiary of the Company, on October 7, 1994.

OPTION GRANTS DURING 1995

     Stock options were granted to David B. Chatfield, General Counsel, during 1995 to purchase 15,000 shares of Common Stock at an exercise price of $3.19 per share.

     No stock options were granted to the Chief Executive Officer and to the other executives of the Company during 1995.

OPTION EXERCISED IN 1995 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options that were exercised during, or held at the end of, 1995 by the chief executive officer and the four most highly compensated other executives:


                                                                       Number of              Value of Unexercised
                                                                  Unexercised Options          In-the-Money Options
                                                                   At Fiscal Year End          at Fiscal Year End (1)
                                                                   ------------------          ----------------------
                           Shares
                         Acquired on          Value
Name                     Exercise             Realized         Exercisable   Unexercisable    Exercisable    Unexercisable
- - ----                  --------------          --------         -----------   -------------    -----------   --------------
Stanley Braun           -0-                     $-0-             225,000         375,000         $   -0-           $-0-

Paul W. Craig           -0-                      -0-              50,000             -0-             -0-            -0-

Sandra L. Richards      -0-                      -0-              42,500           2,500          15,000            -0-

Ronald J. Tonani        -0-                      -0-              40,000             -0-          45,000            -0-

David B. Chatfield      -0-                      -0-                 -0-          15,000             -0-            -0-
- - ---------------------

(1)  Valued at $2.500 per share.

PERFORMANCE GRAPHS*

     The graph below compares the cumulative total stockholder return of the Company with the cumulative total return on the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Insurance Stocks Index for the period from March 8, 1991 (the date of the Company's initial public offering of its Common Stock) through December 31, 1995.**

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG PAC RIM HOLDING COMMON STOCK, NASDAQ INSURANCE STOCKS
                            AND NASDAQ STOCK MARKET

                        PERFORMANCE GRAPH APPEARS HERE

                             PAC RIM        NASDAQ       NASDAQ
Measurement Period           HOLDING        INSURANCE    STOCK
(Fiscal Year Covered)        COMMON STOCK   STOCKS       MARKET
- - ---------------------        ------------   ---------    ------
Measurement Pt- 03/08/91     $100           $100         $100
FYE 12/31/91                 $ 79.31        $113.37      $123.41
FYE 12/31/92                 $ 44.83        $151.63      $142.48
FYE 12/31/93                 $ 34.48        $173.61      $163.52
FYE 12/31/94                 $ 32.76        $174.62      $158.29
FYE 12/31/95                 $ 34.48        $243.79      $221.48

* Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "Filed" with the Securities and Exchange Commission ("SEC") and is not incorporated by reference into the Company's Annual Report on Form 10-K.

** Assumed $100 was invested on March 8, 1991 (the date of the Company's initial public offering of its Common Stock) in the Company's Common Stock, the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Insurance Stocks Index, and that all dividends were reinvested.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE*

     Compensation of senior executives of the Company is determined upon recommendation of the Compensation Committee of the Board of Directors (the "Committee") which recommendations are reviewed and compensation is established by the Board of Directors. The Committee is comprised of three members of the Board of Directors and is chaired by Dr. Dennis Aigner. The Committee's function is to recommend annual salaries for executives, to grant director and employee stock options, and to review and establish employee benefit programs.

     Mr. Braun did not participate in the Committee's deliberations and decisions concerning his compensation but, although not a member of the Committee, he did participate in deliberations upon the general subject of compensation to all Company executives as a group.

COMPENSATION PRINCIPLES

     The Company's executive compensation program awards compensation based primarily upon a pay for performance philosophy, which program strongly takes into consideration remuneration received by similar executives in comparable companies and organizations in the insurance industry. The compensation program of the Company seeks to attract and retain key executive officers as is necessary for the long-term success of the Company, and to mesh compensation with both annual and long-term strategic plans and goals, and to reward executives for the continued growth and success of the Company. The Company's compensation program consists of three components (a) base salary, (b) a possible annual bonus to be awarded at the discretion of the Board of Directors based upon company and individual performance targets, and (c) long-term employee incentives primarily in the form of stock options.

     The executive's base salary is determined by his or her sustained performance, the executive's current compensation in relation to the salary range designated for the job experience and skill, potential for advancement and comparable salaries and compensation paid by other competitive companies within the industry.

     Payments under the Company's annual bonus incentive plan are awarded based upon recommendations of the Compensation Committee and are acted upon by the Board of Directors which measures the Company's achievement of profitability or achieving other goals during the year in considering compensation awards.

     The Company's long-term incentive program is in the form of stock option awards, and the objective of these is to advance the longer term interest of the Company and stockholders and to complement the incentives tied to annual performance. The option awards provide awards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby linking the interests of the executive with those of the stockholders.

     The number of stock options that may be granted will be based upon the level of the executive's position and the executive's performance in preceding years. The determination of the number of stock options which may be granted in any year takes into account the size of previous option grants and number of options currently held by an executive . An executive's right to stock options granted currently vest over a four year period and each option is exercisable, but only to the extent it is vested, over a ten year period following its grant. Neither the Committee nor the Board has utilized any specific formula for determination of base salary or option grants, but believes such compensation is commensurate with the services rendered.

SALARY AND BONUS SYSTEM

     The Company utilizes its system of salaries and bonuses to reward executives of the Company for the executive's performance to achieve annual goals and to attract and retain key executives necessary for the long range success of the Company. The Committee, during the past year, has commissioned independent studies of comparable salary levels paid to executive officers of other companies competitive to the Company and has made its recommendations taking into account compensation and salaries of similar companies in awarding salaries and bonuses. In February of 1996, a majority of the Compensation Committee made a recommendation to the Board of Directors, which recommendation was adopted by the Board of the Company and resulted in the award and payment, during 1996, of bonuses based upon profitable performance of the organization during the fiscal year 1995. Pursuant to such action by the Board, bonuses totaling $95,000 were paid to executives in recognition of services rendered during the 1995 fiscal year, which compensation was payable $65,000 to the President and Chief Executive Officer of Pac Rim Holding Corporation and The Pacific Rim Assurance Company, Mr. Braun; and the sum of $10,000 each was paid to Mr. Craig, Ms. Richards, and Mr. Tonani.

STOCK OPTION PROGRAM

     The Company began awarding stock options to executives and key employees in 1987. Pursuant to the Company's Stock Option Plan adopted in 1988, under which options in the Company's common stock are currently awarded, it has been the stated purpose to attract and retain employees who contribute to the Company's success, thereby enabling those persons to participate in long-term success and growth through an equity interest in the Company. To this end the Committee, as the administrator of the 1988 Stock Option Plan, grants stock options to officers and key employees at the market value of the Company's common stock on the date of the grant. 65,000 of stock options were granted by the Committee to employees for the 1995 fiscal year.

COMPENSATION AND COMPANY PERFORMANCE

     The Committee worked with an outside compensation consultant to develop an objective annual incentive plan that will be effective at the beginning of the 1996 fiscal year. The plan establishes a target incentive for each key employee stated as a percentage of base salary. The actual incentive earned is based upon the combined ratio and net written premiums, two key measures of Company performance. In March 1996 the Committee recommended, and in May 1996 the Board of the Company adopted, the incentive compensation plan developed.

     Prior to the 1996 fiscal year, no specific formula concerning the payment of any bonus existed; however, the Committee strongly considered the Company's success at achieving return on equity as a measure of determining the annual incentive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Pursuant to a Financing Transaction (the "Transaction"), which was completed by the Company on August 16, 1994 and which Transaction was approved by vote of the stockholders at its Annual Meeting on August 15, 1994, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Stanley Braun, which superseded any prior employment agreements between the Company and Mr. Stanley Braun. The Employment Agreement provides that Mr. Braun shall serve as Chief Executive Officer of the Company and of Pacific Rim Assurance, and is for an initial term of three years. The Employment Agreement provides for a base salary of $400,000 per year and payment of a discretionary annual bonus by Pacific Rim Assurance as approved by its Board of Directors.
Mr. Braun may also be entitled to participate in general bonus pools that are designated for all senior executives of the Company or Pacific Rim Assurance.

     Pursuant to the Employment Agreement, Mr. Braun was granted options to purchase an aggregate of 500,000 shares of the Company's common voting stock, which shall be exercisable in two increments of 250,000 shares each, one at the exercise price of $2.75 per share (the "A Options"), and the other at the exercise price at $5.50 per share (the "B Options"). The A Options shall vest over a two-year period on an annual basis commencing the first anniversary of the effective date of the Employment Agreement. The B Options shall vest over two years on an annual basis commencing on the third anniversary of the effective date of the Employment Agreement. All outstanding options will accelerate in vesting if Mr. Braun is terminated without cause or following a merger, sale, or change in more than 51% of control of the Company (other than as a result of conversions of outstanding debentures or exercise of outstanding warrants issued as a part of the 1994 Investment Purchase Transaction). In the event of a discharge of Mr. Braun by the Company for cause or because of a material breach of other provisions of the Employment Agreement, then all options held by Mr. Braun will lapse.

     The Company loaned to Mr. Braun the sum of $150,000 annually in 1991, 1992 and 1993. As of May 31, 1996 the loan balance upon the outstanding loan to Mr. Braun was $450,000. Under the current Employment Agreement, the outstanding loan bears interest at 6.3% per annum on the principal unpaid amount, which obligation is secured by Mr. Braun's pledge of shares owned by Mr. Braun of the Company's common stock, and the loan is fully payable on February 16, 1998. As of May 31, 1996 all outstanding loans are secured by the Company's common stock owned by Mr. Braun which has a market value equal to or in excess of 100% of the principal balance.

     In March of 1995, an amendment to the Employment Agreement (the "Amendment") was negotiated between Mr. Braun and the Board of Directors of the Company (in which negotiations Mr. Braun did not participate as a member of the Board). The Amendment amends certain terms and provisions of the Employment Contract, including consequences of an event representing a "change in control" occurring as to the Company prior to June 30, 1996. A "change in control" is defined in the Amendment as a transfer of 51% or more of the outstanding common stock of the Company (other than upon conversion of the Debentures or exercise of the Warrants issued in the Transaction). In the event of a "change in control" the Employment Contract shall be extended for a term of four years after the event of "change in control" with Mr. Braun continuing to receive an annual salary of $400,000 per year for each of the four years, although Mr. Braun need render services for only two years following such event, and further providing that during such four year period Mr. Braun is bound by all terms and provisions of the confidentiality provision of the Employment Agreement and, during the term of continued employment, Mr. Braun shall not be permitted to compete with the Company. In addition, upon the event of a "change in control" Mr. Braun's rights to all options shall vest, however any options which shall not be "in the money" as of the date of the event of a "change in control" shall be valued at the sum of $100 and may, at the option of the Company, be purchased by the Company for said sum and assigned by Mr. Braun to the Company. The Amendment further provides an obligation upon Mr. Braun to cooperate and facilitate any "change in control" event.

     The terms of the Amendment provide certain benefits to Mr. Braun in the event of a "change in control" of the Company prior to June 1996, but further provide to the Company certain protections and assurances that Mr. Braun will, following a "change in control," not compete with the Company and will assist and cooperate in any "change in control" Transaction.

     In March of 1995, at the time of amending the Employment Agreement of Mr. Braun, the Company adopted a severance compensation plan for certain management personnel, which provides that the following executive personnel of the Company, Mr. Craig, Ms. Richards, Mr. Souza, and Mr. Tonani, in the event of a "change in control" of the Company, upon the condition that they are an employee of the Company at the time of the "change in control" event and shall further provide continuing services to the Company for a term of ninety (90) days following the "change in control," shall receive a single life annuity retirement benefit, vested age 60, which, at current values, has a valuation of $350,000. The plan provides that in the event any of the identified executives shall resign or be discharged for cause prior to any "change in control" that the executive's rights or benefit rights under the plan shall be lost and terminated. The Company agreed to reimburse Mr. Braun's and executives' legal fees paid to independent counsel not to exceed $25,000, which fees they incurred in preparing the Amendment and reviewing the severance compensation plan.

     In March 1996, the Company and Mr. Braun further amended the Employment Agreement, to extend the date within which a "change in control" would result in benefits being received to June 30, 1997. At the same time, the severance compensation plan for management personnel was likewise extended to June 30, 1997; and Mr. Paul Souza, a former employee who is no longer with the Company, was deleted as a potential beneficiary from the plan.

               Dr. Dennis Aigner, Chairman
               Mr. Timothy R. Busch
               Mr. Dennis W. Harwood
________

* Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee, which is comprised of three directors of the Company, reviews the performance of the executive officers and makes recommendations to the Board with respect to their compensation.

COMPENSATION OF DIRECTORS

     Directors' Fees

     Directors who are employees of the Company are not paid any fees or additional compensation for serving on the Board of Directors or any of its committees. Directors who are not employees of the Company receive an annual fee of $15,000. The Chairman of the Board receives an additional annual fee of $3,000; the Chairman of the Audit Committee and Executive Compensation Committee each receive an additional fee of $1,500 per year. In addition, each non-employee Director receives a $500 per meeting fee for each meeting attended.

     Stock Options

     The Pac Rim Holding Corporation 1988 Stock Option Plan (the "1988 Plan"), as previously amended, provides that a maximum of 1,383,000 shares of Common Stock of the Company may be issued to non-employee directors of the Company and key employees of the Company and its subsidiaries pursuant to exercise of options granted under the plan. The 1988 Plan is administered by the Board of Directors, but the Board may, in its sole discretion, delegate any or all of its administrative duties to a committee of not less than one member of the Board.

EMPLOYMENT AGREEMENT

     Pursuant to a Financing Transaction (the "Transaction"),which was completed by the Company on August 16, 1994 and which Transaction was approved by vote of the stockholders at its Annual Meeting on August 15, 1994, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Stanley Braun, which superseded any prior employment agreements between the Company and Mr. Stanley Braun. The Employment Agreement provides that Mr. Braun shall serve as Chief Executive Officer of the Company and of Pacific Rim Assurance, and is for an initial term of three years. The Employment Agreement provides for a base salary of $400,000 per year and payment of a discretionary annual bonus by Pacific Rim Assurance as approved by its Board of Directors. Mr. Braun may also be entitled to participate in general bonus pools that are designated for all senior executives of the Company or Pacific Rim Assurance.

     Pursuant to the Employment Agreement, Mr. Braun was granted options to purchase an aggregate of 500,000 shares of the Company's common voting stock, which shall be exercisable in two increments of 250,000 shares each, one at the exercise price of $2.75 per share (the "A Options"), and the other at the exercise price at $5.50 per share (the "B Options"). The A Options shall vest over a two-year period on an annual basis commencing the first anniversary of the effective date of the Employment Agreement. The B Options shall vest over two years on an annual basis commencing on the third anniversary of the
effective date of the Employment Agreement.   All outstanding options will
accelerate in vesting if Mr. Braun is terminated without cause or following a merger, sale, or change in more than 51% of control of the Company (other than as a result of conversions of outstanding debentures or exercise of outstanding warrants issued as a part of the 1994 Investment Purchase Transaction). In the event of a discharge of Mr. Braun by the Company for cause or because of a material breach of other provisions of the Employment Agreement, then all options held by Mr. Braun will lapse.

     The Company loaned to Mr. Braun the sum of $150,000 annually in 1991, 1992 and 1993. As of May 31, 1996 the loan balance upon the outstanding loan to Mr. Braun was $450,000. Under the current Employment Agreement, the outstanding loan bears interest at 6.3% per annum on the principal unpaid amount, which obligation is secured by Mr. Braun's pledge of shares owned by Mr. Braun of the Company's common stock, and the loan is fully payable on February 16, 1998. As of May 31, 1996 all outstanding loans are secured by the Company's common stock owned by Mr. Braun which has a market value equal to or in excess of 100% of the principal balance.

     In March of 1995, an amendment to the Employment Agreement (the "Amendment") was negotiated between Mr. Braun and the Board of Directors of the Company (in which negotiations Mr. Braun did not participate as a member of the Board). The Amendment amends certain terms and provisions of the Employment Contract, including consequences of an event representing a "change in control" occurring as to the Company prior to June 30, 1996. A "change in control" is defined in the Amendment as a transfer of 51% or more of the outstanding common stock of the Company (other than upon conversion of the Debentures or exercise of the Warrants issued in the Transaction). In the event of a "change in control" the Employment Contract shall be extended for a term of four years after the event of "change in control" with Mr. Braun continuing to receive an annual salary of $400,000 per year for each of the four years, although Mr. Braun need render services for only two years following such event, and further providing that during such four year period Mr. Braun is bound by all terms and provisions of the confidentiality provision of the Employment Agreement and, during the term of continued employment, Mr. Braun shall not be permitted to compete with the Company. In addition, upon the event of a "change in control" Mr. Braun's rights to all options shall vest, however any options which shall not be "in the money" as of the date of the event of a "change in control" shall be valued at the sum of $100 and may, at the option of the Company, be purchased by the Company for said sum and assigned by Mr. Braun to the Company. The Amendment further provides an obligation upon Mr. Braun to cooperate and facilitate any "change in control" event.

     The terms of the Amendment provide certain benefits to Mr. Braun in the event of a "change in control" of the Company prior to June 1996, but further provide to the Company certain protections and assurances that Mr. Braun will, following a "change in control," not compete with the Company and will assist and cooperate in any "change in control" Transaction.

     In March of 1996, the Company and Mr. Braun further modified the Amendment to extend the date within which a "change in control" would result in potential benefits being received to June 30, 1997.

TRANSACTIONS WITH MANAGEMENT

     The Company has adopted a policy pursuant to which transactions, including loans, between the Company and its officers, directors, key employees, principal stockholders or affiliates of the Company or of any of the foregoing persons will be submitted to the Board of Directors for approval by a majority of the independent outside disinterested members of the Board. All such transactions have been or will be authorized or subsequently ratified by a majority of the Company's independent outside disinterested directors and have been or will be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated parties.

     In February 1988, upon satisfaction of conditions relating to a prior commitment, the Company issued to Mr. Braun 325,000 shares of Common Stock in connection with the initial capitalization of the Company, at a purchase price of $.01 per share. Mr. Braun may be deemed a "founder" of the Company for purposes of the federal securities laws.

     Under the previous Employment Agreement, which expired on August 16, 1994, the Company loaned to Mr. Braun $150,000 annually in 1991, 1992, and 1993. As of May 31, 1996, the loan balance was $450,000. Under the current Employment Agreement, the loan bears interest at 6.3% on the principal amount, which is secured by Mr. Braun's pledge of shares of the Company's common stock, and payable in full by February 16, 1998. As of May 31, 1996, the loans are secured by shares of the Company's common stock with a market value equal to 100% of the principal balance. Mr. Braun receives, as additional compensation during the term of the Employment Agreement, an amount equal to 140% of the amount of interest on the loan.

     The Company uses the law firm of Barger and Wolen for legal services. Dennis W. Harwood, a member of the Company's Board of Directors, and Richards D. Barger is a member of Pacific Rim Assurance's Board of Directors and a partner with Barger and Wolen. During 1995, the Company paid Barger & Wolen $262,000 for legal services. The fees paid for these services are charged to the Company at the normal rates charged to the firm's other clients.

     The Company also uses the legal services of The Busch Firm. Timothy R. Busch, Chairman of the Board of Pac Rim Holding and a partner with The Busch Firm. During 1995, the Company paid The Busch Firm $61,000 for legal services. The fees paid for these services are charged to the Company at the normal rates charged to the firm's other clients.

     The Company used the services of Guy Carpenter & Company as its intermediary for the purchase of reinsurance, until October 14, 1995. Don A. Salyer, a member of the Board of Directors of Pacific Rim Assurance since August 15, 1995, is a Managing Director of Guy Carpenter & Company. During 1995, the Company remitted reinsurance premiums totaling $172,000 to Guy Carpenter & Company, for which Guy Carpenter & Company was paid commissions by applicable reinsurers.

                          INDEPENDENT PUBLIC AUDITORS

     The accounting firm of Arthur Andersen LLP serves the Company as its auditors at the direction of the Board of Directors of the Company. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as the independent public auditors for the Company for the fiscal year 1996. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public auditors by the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 1997 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than March 28, 1997 for inclusion in next year's proxy statement and proxy card. No stockholder proposals were received for inclusion in the agenda for the 1996 Annual Meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of these reports furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all filing requirements have been complied with on a timely basis for the fiscal year ended December 31, 1995.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best collective judgment.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference the quarterly report on Form 10-Q, filed on May 13, 1996 with the SEC.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Proxy Statement and prior to the date of the Annual Meeting or any adjournment thereof shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference in the Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modified or supersedes such statement. Any statements so modified or superseded will not be deemed, except as modified or superseded, to continue as part of this Proxy Statement.

     The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any and all the information that has been incorporated by reference in the Proxy Statement (not including the exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference to the information that the Proxy Statement incorporates). Written requests should be addressed to Myrtle Solomon, Secretary of Pac Rim Holding Corporation, 6200 Canoga Avenue, Woodland Hills, California 91367-2402. Oral requests may be made by telephone to the following number: (818) 226-6200.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), has been provided to each stockholder concurrently herewith. Additional copies of such form will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Myrtle Solomon, Secretary, Pac Rim Holding Corporation, 6200 Canoga Avenue, Woodland Hills, California 91367-2402. If Exhibit copies are requested, a copying charge of $.20 per page will be made.


                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Myrtle Solomon
                                    Secretary

Woodland Hills, California
June 14, 1996



     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                   SIGNATURES


     Pursuant to the requirements of Section 14 of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PAC RIM HOLDING CORPORATION, a
                                    Delaware corporation


                                    /s/        Paul W. Craig
                                       ---------------------------------------
                                            Paul W. Craig
                                            Executive Vice President and
                                              Chief Financial Officer



Date:  June 14, 1996

PROXY

                          PAC RIM HOLDING CORPORATION
                              6200 CANOGA AVENUE
                     WOODLAND HILLS, CALIFORNIA 91367-2402
                                (818) 226-6200

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stanley Braun and Timothy R. Busch as Proxies, each with the power to appoint his substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Pac Rim Holding Corporation held of record by the undersigned on May 31, 1996, at the Annual Meeting of Stockholders to be held July 10, 1996, or any adjournment thereof.

                  (Continued and to be signed on other side)

- - --------------------------------------------------------------------------------
                           --FOLD AND DETACH HERE--

Please mark your votes as this [X]


1. ELECTION OF DIRECTORS
   (except as marked to the contrary below) for all nominees listed below

   FOR all nominees below [_]

   WITHHOLD AUTHORITY to vote [_]


   (INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

                 [_] Stanley Braun
                 [_] Timothy R. Busch
                 [_] Dennis W. Harwood
                 [_] Richard H. Pickup
                 [_] Carl A. Strunk

2. Ratify the selection of Arthur Andersen LLP as the Company's independent Public Auditors for 1996.

            FOR [_]     AGAINST [_]     ABSTAIN [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

            FOR [_]     AGAINST [_]     ABSTAIN [_]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TEN-ANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Signature(s) ___________________________   Dated: ______________________ , 1996

PLEASE READ, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.